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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SEC. 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2002
                                                  -----------------


                                Dana Corporation
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Virginia                      1-1063                        34-4361040
-----------------         ------------------------          ------------------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


                4500 Dorr Street, Toledo, Ohio             43615
      -------------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:    (419) 535-4500
                                                    --------------------

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Item 5.  Other Events.

         During a presentation on January 9, 2002, at The Detroit Auto Conference 2002 in Dearborn, Michigan, sponsored by Goldman, Sachs & Co., Dana Corporation's Chief Financial Officer, Robert Richter, intends to present the following information about the company:

           - The current sell-side analysts' consensus for Dana's consolidated sales for 2001 is $10.3 billion. The company expects sales in 2002 to be about the same as in 2001. In 2002, Dana estimates that its sales will be reduced by $130 million due to divestitures, net of acquisitions. Dana also anticipates that its 2002 sales will be down approximately $400 million due to market conditions, based on its lower production estimates for the year. However, Dana expects these losses to be offset by net new business of $430 million projected for 2002 based on its customers' production estimates.

           - The analysts' consensus estimate for operating profit for Dana in 2001 is about breakeven. If sales for 2002 were about the same as in 2001 and the company did nothing different, comparable results might be expected in 2002. However, the restructuring plans announced in October 2001 will impact this year's results. Assuming an 18% after tax return on the previously announced $445 million in restructuring charges, the company's operating profit would improve by $80 million. In addition, the company expects to realize a $30 million improvement in profit because it will no longer be amortizing goodwill due to accounting rule changes under SFAS 142. Consequently, all else being equal, Dana would anticipate an improvement of at least $110 million in operating profit after tax (OPAT) in 2002, compared to 2001.

           - If Dana's sources of cash in 2002 were to include OPAT of $110 million, depreciation of $420 million, a reduction in working capital of $100, and proceeds from divestitures of $300 million, and if the company's capital expenditures were $250 million and its dividend payments were $5 million, then $675 million in free cash flow would be available to fund the company's restructuring program and reduce debt.

         The foregoing statements (including forecasts, estimates and expectations) constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve assumptions, uncertainties, and risks, and Dana's actual results, performance, or achievements may differ materially from those expressed or implied in these statements. Among the factors that could affect Dana's actual results are the impact of national and international economic conditions (including additional adverse effects from terrorism or hostilities) on production and sales by the company's vehicular customers; the company's ability to complete the sale of the Dana Commercial Credit businesses and other divestitures as contemplated; and the success and timing of the company's restructuring, cost reduction and cash management programs.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Dana Corporation
                                 -----------------------------
                                 (Registrant)

Date: January 9, 2002         By: /s/ Michael L. DeBacker
                                 -----------------------------
                                 Michael L. DeBacker
                                 Vice President, General Counsel and Secretary




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